Exhibit 10.6

LIEN RELEASE

(MASTER LEASE AGREEMENT AND SCHEDULES)

   As used in this Lien Release (“Release”), the term “Lessor” shall mean each of CF Equipment Leases, LLC (successor by assignment from General Electric Capital Corporation) and each of its wholly-owned subsidiaries and/or affiliates, including, but not limited to, CF Equipment Loans, LLC, GE Capital Commercial Inc. and General Electric Credit Corporation of Tennessee, entities formed, managed or serviced by any of the foregoing, including, but not limited to, GE CF Trust and GE TF Trust, and the successors and assigns of each of the foregoing.

Wilmington Trust, National Association, as notes collateral trustee (“we” or the “undersigned”), have been advised  that Real Alloy Recycling, Inc. (“Lessee”) has entered into and/or (as the case may be) in the future may enter into one or more lease or other financing transactions evidenced by one or more equipment schedules between Lessor  and  Lessee (each, a "Schedule" and collectively, the “Schedules”) incorporating the terms of that certain Master Lease Agreement dated as of March 2, 2016 (the "Master Lease") between Lessee and CF Equipment Leases, LLC (successor by assignment from General Electric Capital Corporation) (the Schedules, the Master Lease and all other documents and instruments evidencing or relating to any of the foregoing, as any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time, are collectively referred to as the "Transaction Documents").  Pursuant to the Transaction Documents, Lessor now or hereafter may lease or otherwise finance for Lessee the equipment and other personal property from time to time described in any Transaction Documents (including all additions, attachments, accessories and accessions thereto, and any and all substitutions, upgrades, replacements or exchanges therefor, collectively, the “Personal Property”) subject only to the Lessee’s rights as provided in the Transaction Documents.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby now and forever release and waive any rights, liens, security interests, international interests (whether prospective or otherwise), claims or other encumbrances, whether now or hereafter existing, in, to or against any and all of the Personal Property and all insurance and/or other proceeds thereof.  For the avoidance of doubt, the foregoing release applies only until an aggregate amount of $20 million in Personal Property is reached; and thereafter the undersigned does not release its lien against any other property leased or financed by the Lessor under the Transaction Documents.  The terms of this Release shall inure to the benefit of the Lessor and its successors and assigns.

Delivery of an executed signature page of this letter agreement or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

Dated: March 2, 2016

Very truly yours,

Wilmington Trust, National Association, as notes collateral trustee

By: /s/ Jane Schweiger

Name: Jane Schweiger
Title: Vice President